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Exhibit 99.2

CONSENT TO BE NAMED AS NOMINEE DIRECTOR

        The undersigned hereby consents to being named as a nominee director of Business Objects S.A. The undersigned also consents to the use of his name in the Business Objects S.A. Registration Statement on Form S-4.

Date: August 28, 2003	/s/ DAVID J. ROUX David J. Roux

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  Exhibit 99.2
CONSENT TO BE NAMED AS NOMINEE DIRECTOR